EXHIBIT 4.2

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of the 30th day of June, 2007 (the “First Amendment Effective Date”), among DUNCAN ENERGY PARTNERS, L.P., a Delaware limited partnership (“Borrower”); WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for each of the lenders (the “Lenders”) that is a signatory or which becomes a signatory to the hereinafter defined Credit Agreement; and the Lenders party hereto.

R E C I T A L S:

A.         On January 5, 2007, the Borrower, the Lenders and the Administrative Agent entered into a certain Revolving Credit Agreement (the “Credit Agreement”) whereby, upon the terms and conditions therein stated, the Lenders agreed to make certain Loans (as defined in the Credit Agreement) and extend certain credit to the Borrower.

B.         The parties hereto mutually desire to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1.	Certain Definitions.

1.1        Terms Defined Above. As used in this First Amendment, the terms “Administrative Agent”, “Borrower”, “Credit Agreement”, “First Amendment” and “First Amendment Effective Date”, shall have the meanings indicated above.

1.2        Terms Defined in Agreement. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

2.	Amendments to Credit Agreement.
2.1	Defined Terms.

(a)        The term “Agreement,” as defined in Section 1.01 of the Credit Agreement, is hereby amended to mean the Credit Agreement, as amended and supplemented by this First Amendment and as the same may from time to time be further amended or supplemented.

(b)        The term “Change in Control” as defined in Section 1.01 of the Credit Agreement, is hereby amended in its entirety to read as follows:

“Change in Control” means the occurrence of any of the following events:

(i)         Enterprise Products Partners shall cease to own, directly or indirectly, all of the membership interests (including all securities which are convertible into membership interests) of General Partner;

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(ii)         Continuing Directors cease for any reason to constitute collectively a majority of the members of the board of directors of Enterprise Products GP then in office;

(iii)        any Person or related Persons constituting a group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) obtains direct or indirect beneficial ownership interest in Enterprise Products GP greater than the direct or indirect beneficial ownership interests of EPCO and its Affiliates in Enterprise Products GP; or

(iv)        Enterprise Products Partners and Enterprise Products OLPGP, Inc. shall cease to own, directly or indirectly, all of the Equity Interests (including all securities which are convertible into Equity Interests) of Enterprise Products OLLC.

As used herein, “Continuing Director” means any member of the board of directors of Enterprise Products GP who (x) is a member of such board of directors as of the date hereof, or (y) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

(c)         The terms “Enterprise Products OLP” and “Enterprise Products OLP Credit Agreement” as defined in Section 1.01 of the Credit Agreement are hereby deleted.

2.2         Additional Defined Terms. Section 1.01 of the Credit Agreement is hereby further amended and supplemented by adding the following new definitions, which read in their entirety as follows:

“Enterprise Products OLLC” means Enterprise Products Operating LLC, a Texas limited liability company, successor-in-interest to Enterprise Products Operating L.P., a Delaware limited partnership, which as of the First Amendment Effective Date is the operating entity of Enterprise Products Partners and a wholly-owned subsidiary of Enterprise Products Partners.

“Enterprise Products OLLC Credit Agreement” means that certain Multi-year Revolving Credit Agreement dated August 25, 2004 among Enterprise Products OLLC, Wachovia Bank, National Association, as administrative agent, and the lenders named therein, as amended.

“First Amendment” means that certain First Amendment to Revolving Credit Agreement dated as of June 30, 2007, among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means June 30, 2007.

2.3         Enterprise Products OLLC. Each reference to “Enterprise Products OLP” in the Credit Agreement is hereby amended to refer instead to “Enterprise Products OLLC”, and each reference to “Enterprise Products OLP Credit Agreement” in the Credit Agreement is hereby amended to refer instead to “Enterprise Products OLLC Credit Agreement”.

2.4         Fundamental Changes of Subsidiaries. Clause (ii) of Section 6.03 of the Credit Agreement is hereby amended in its entirety to read as follows:

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(ii) any Subsidiary of the Borrower may be merged into or consolidated with another Subsidiary, change its jurisdiction of organization, or change the type of business entity in which it conducts its business, and

2.5         Conditions Precedent. The obligation of the Lenders party hereto and the Administrative Agent to enter into this First Amendment shall be conditioned upon the following conditions precedent:

(a)         The Administrative Agent shall have received a copy of this First Amendment, duly completed and executed by the Borrower and Required Lenders; and acknowledged and ratified by the Parent pursuant to a duly executed Acknowledgement and Ratification in the form of Exhibit A attached hereto.

(b)         The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by the President, an Executive Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement, and Section 2.5(d) hereof.

(c)         The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced five (5) Business Days prior to closing, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(d)         As of the First Amendment Effective Date, no Material Adverse Change exists.

(e)         The Administrative Agent shall have received such other information, documents or instruments as it or its counsel may reasonably request.

Section 2.6       Effectiveness. Subject to the satisfaction of the conditions precedent set forth in Section 2.5 hereof, this First Amendment shall be effective immediately upon the consummation of the conversion of Enterprise Products Operating L.P. from a Delaware limited partnership into a Texas limited partnership, and its subsequent merger with and into Enterprise Products OLLC.

3.           Representations and Warranties. The Borrower represents and warrants that:

(a)         there exists no Default or Event of Default, or any condition or act which constitutes, or with notice or lapse of time or both would constitute, an Event of Default under the Credit Agreement, as hereby amended and supplemented;

(b)         the Borrower has performed and complied with all covenants, agreements and conditions contained in the Credit Agreement, as hereby amended and supplemented, required to be performed or complied with by it; and

(c)         the representations and warranties of the Borrower contained in the Credit Agreement, as hereby amended and supplemented, were true and correct in all material respects when made, and are true and correct in all material respects at and as of the time of delivery of this First Amendment, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

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4.          Extent of Amendments. Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Agreement are herein ratified and confirmed and shall remain in full force and effect.

5.          Counterparts. This First Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.          References. On and after the First Amendment Effective Date, the terms “Agreement”, “hereof”, “herein”, “hereunder”, and terms of like import when used in the Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as amended and supplemented by this First Amendment.

7.          Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York and applicable federal law.

THIS FIRST AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This First Amendment shall benefit and bind the parties hereto, as well as their respective assigns, successors, heirs and legal representatives.

[Signatures Begin on Next Page]

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EXECUTED as of First Amendment Effective Date.

BORROWER:

DUNCAN ENERGY PARTNERS, L.P.

By:	DEP Holdings, LLC, General Partner

By      /s/ Michael A. Creel

Michael A. Creel
Executive Vice President and CFO

WACHOVIA BANK,

NATIONAL ASSOCIATION,

individually, as Administrative Agent,

as Issuing Bank and as Swingline Lender

By      /s/ Shannan Townsend

Name:	Shannan Townsend
Title:	Director

THE BANK OF NOVA SCOTIA,

Individually and as Co-Syndication Agent

By	/s/ A. Ostrov
Name:	A. Ostrov
Title:	Director

CITIBANK, N.A.

Individually and as Co-Syndication Agent

By	/s/ Todd Mogil
Name:	Todd Mogil
Title:	Attorney-in-Fact

LEHMAN BROTHERS COMMERCIAL BANK,

a Lender

By	/s/ Brian McNany
Name:	Brian McNany
Title:	Authorized Signatory

DNB NOR BANK ASA, a Lender

By	/s/ Henrik Asland
Name:	Henrik Asland
Title:	Senior Vice President

By	/s/ Giacomo Land
Name:	Giacomo Land
Title:	First Vice President

JPMORGAN CHASE BANK,

Individually and as Co-Documentation Agent

By	/s/ Dianne L. Russell
Name:	Dianne L. Russell
Title:	Vice President

MORGAN STANLEY BANK, a Lender

By	/s/ Stephen B. King
Name:	Stephen B. King
Title:	Authorized Signatory
Morgan Stanley Bank

UBS LOAN FINANCE LLC,, a Lender

By	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

MIZUHO CORPORATE BANK, LTD.,

Individually and as Co-Documentation Agent

By	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Deputy General Manager

BANK OF AMERICA, N.A., a Lender

By	/s/ Gabe Gomez
Name:	Gabe Gomez
Title:	Vice President

MERRILL LYNCH BANK USA, a Lender

By	/s/ Derek Befus
Name:	Derek Befus
Title:	Vice President

ROYAL BANK OF CANADA, a Lender

By      /s/ David A. McCluskey

Name:	David A. McCluskey
Title:	Authorized Signatory

SUNTRUST BANK, a Lender

By	/s/ David Edge
Name:	David Edge
Title:	Managing Director

WELLS FARGO BANK, N.A. a Lender

By      /s/ Terence C. D’Souza

Name:	Terence C. D’Souza
Title:	Vice President

SUMITOMO MITSUI BANKING

CORPORATION, a Lender

By	/s/ William M. Ginn
Name:	William M. Ginn
Title:	General Manager